Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of The Kraft Heinz Company, a Delaware corporation (the “Company”), hereby constitutes and appoints Bernardo Hees, Paulo Basilio and Christopher R. Skinger, and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) in connection with The Kraft Heinz Company 2016 Omnibus Incentive Plan, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 22nd day of April 2016.

Name	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	April 22, 2016
Bernardo Hees	(Principal Executive Officer)
/s/ Paulo Basilio	Chief Financial Officer	April 22, 2016
Paulo Basilio	(Principal Financial Officer)
/s/ Christopher R. Skinger	Global Controller	April 22, 2016
Christopher R. Skinger	(Principal Accounting Officer)
/s/ Alexandre Behring	Chairman of the Board	April 29, 2016
Alexandre Behring
/s/ John T. Cahill	Vice Chairman of the Board	April 22, 2016
John T. Cahill
/s/ Gregory E. Abel	Director	April 22, 2016
Gregory E. Abel
/s/ Warren E. Buffett	Director	April 22, 2016
Warren E. Buffett
/s/ Tracy Britt Cool	Director	April 22, 2016
Tracy Britt Cool
/s/ Jeanne P. Jackson	Director	April 22, 2016
Jeanne P. Jackson

/s/ Jorge Paulo Lemann	Director	April 22, 2016
Jorge Paulo Lemann
/s/ Mackey J. McDonald	Director	April 22, 2016
Mackey J. McDonald
/s/ John C. Pope	Director	April 22, 2016
John C. Pope
/s/ Marcel Herrmann Telles	Director	April 22, 2016
Marcel Herrmann Telles
4845-3236-0